Exhibit 10.1

AMENDMENT TO
XWELL, Inc. 2020 Equity Incentive Plan

This AMENDMENT TO xwell, Inc. 2020 Equity Incentive Plan (as amended October 4, 2022) (this “Amendment”), effective as of February 13, 2025, is made and entered into by XWELL, Inc., a Delaware corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the XWELL, Inc. 2020 Equity Incentive Plan (as amended October 4, 2022) (the “Plan”).

RECITALS

WHEREAS, the Company sponsors and maintains the Plan in order to attract and retain the services of key employees, consultants, and outside directors of the Company and its affiliates;

WHEREAS, Section 13 of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan at any time, and from time to time, provided that no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy applicable laws;

WHEREAS, upon the adoption of the Plan, subject to adjustment, the Company initially reserved a maximum aggregate number of 5,000,000 shares of Common of Stock available for issuance under the Plan;

WHEREAS, pursuant to an amendment to the Plan effective October 4, 2022, subject to adjustment, the Company increased the maximum aggregate number of shares of Common Stock available for issuance under the Plan by 7,500,000 shares resulting in a maximum aggregate amount of 12,500,000 shares available for issuance under the Plan;

WHEREAS, on September 28, 2023, the Company effected a 1-for-20 reverse stock split of its issued and outstanding shares of Common Stock that, after giving effect to the reverse stock split and other adjustments, there was a maximum aggregate number of 625,000 shares of Common Stock available for issuance under the Plan;

WHEREAS, the Board desires to amend the Plan to increase the maximum aggregate number of shares of Common Stock available for issuance under the Plan by an additional 2,500,000 shares of Common Stock resulting in a maximum aggregate amount of 3,125,000 shares available for issuance under the Plan (on a post-split basis);

WHEREAS, the Board desires to amend the Plan to increase the maximum number of shares of Common Stock subject to Awards granted during a single Fiscal Year to any non-employee director during the Fiscal Year by a value of $350,000 resulting in a maximum annual value of $750,000; and

WHEREAS, the Board intends to submit this Amendment to the Company’s stockholders for their approval in accordance with Section 13 of the Plan.

NOW, THEREFORE, in accordance with Section 13 of the Plan, and subject to the approval of the Company’s stockholders, the Company hereby amends the Plan, effective as of the date hereof, as follows:

1.     Section 4.1 of the Plan is hereby amended by deleting the first sentence and substituting in lieu thereof the following new sentence:

4.1            Subject to adjustment in accordance with Section 11, the maximum aggregate number of shares of Common Stock available for issuance under the Plan is 3,125,000 shares plus the number of shares of Common Stock subject to outstanding awards under the Prior Plan or any predecessor plans as of the Effective Date which thereafter are forfeited, settled in cash or cancelled or expire or are reacquired by the Company (the “Total Share Reserve”).

2.     Section 4.3 of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 4.3:

4.3            Subject to adjustment in accordance with Section 11, no more than 3,125,000 shares of Common Stock may be issued in the aggregate pursuant to the exercise of Incentive Stock Options (the “ISO Limit”).

3. Section 4.4 of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 4.4:

4.4            The maximum number of shares of Common Stock subject to Awards granted during a single Fiscal Year to any Director who is not an Employee or Consultant during the Fiscal Year shall not exceed a total value of $750,000 (calculating the value of any Awards based on the grant date fair value for financial reporting purposes).

4.     This Amendment shall be effective on the date first set forth above. In the event stockholder approval of this Amendment is not obtained within twelve (12) months of the date the Board approved this Amendment, the additional shares added to the Plan pursuant to this Amendment shall not be available for grant as Incentive Stock Options.

5.     Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

XWELL, Inc.

By:	/s/ Ezra T. Ernst
Name:	Ezra T. Ernst
Title:	Chief Executive Officer